Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

CMLTI 2007-AR4

PRELIMINARY TERM SHEET
$[876,724,000] (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-AR4
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor
Wells Fargo Bank, N.A. Fifth Third Bank Originator
Wells Fargo Bank, N.A. Fifth Third Bank Servicer
The following is a preliminary Term Sheet. All terms and statements are subject to change.

February 8, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com

Mortgage Finance
Peter Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Shameer Hussein	(212) 723-9552	shameer.hussein@citigroup.com
Kathryn Ebner	(212) 723-6879	kathryn.ebner@citigroup.com

Analytics
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com
Jerome Langella	(212) 723-6621	jerome.langella@citigroup.com

Term Sheet	Date Prepared: Feb 8 2007

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2007-AR4
Approximate Total Principal Amount Offered: $[876,724,000]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Tranche Type	Expected Ratings (Moody’s /Fitch)
1-A1A	842,566,000	[TBD]	[TBD]	WAC(2)	24	Super Senior (Group 1) 10/1 Hybrid	Aaa/AAA
1-A1B	34,158,000	[TBD]	[TBD]	WAC(2)	24	Senior Support (Group 1) 10/1 Hybrid	Aa1/AAA
1-AR	These classes will not be offered pursuant to this termsheet
1-IO(3)
1-B1
1-B2
1-B3
1-B4
1-B5
1-B6

(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has two independent groups of collateral: Group 1 and Group 2 Mortgage Loans. Only the Group 1 Certificates supported by the Group 1 Mortgage Loans are offered pursuant to this term sheet.

(2)
For the first [118] periods, the pass-through rate for the Class 1-A1A and Class 1-A1B Certificates will be the Net WAC Rate of the Group 1 Mortgage Loans, less the coupon rate of the Class 1-IO Certificates. Thereafter, the pass-through rate for the Class 1-A1A and Class 1-A1B Certificates will be the Net WAC Rate of the Group 1 Mortgage Loans.

(3)
The Class 1-IO Certificates will accrue interest based on a notional balance equal to the combined outstanding principal balance at the beginning of each payment period of the Class 1-A1A and the Class 1-A1B Certificates.

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-AR4.

Offered Certificates:
Approximately $[876,724,000] variable-rate Class 1-A1A Certificates (the “Group 1 Super Senior Certificates”) and Class 1-A1B Certificates (the “Group 1 Senior Support Certificates” and together with the Super Senior Certificates referred to as the “Group 1 Senior Certificates” or the “Class 1-A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 1-IO Certificates or the “Class 1 Interest-Only Certificates”, and the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates (collectively referred to as the “Class 1-B Certificates” or the “Group 1 Subordinate Certificates”) and the Class 1-AR Certificates (the “Group 1 Residual Certificates”) will not be offered.

Cut-off Date:	February 1, 2007.

Settlement Date:	On or about February 28, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in March 2007.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-AR4. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originator:	Wells Fargo Bank, N.A.
Fifth Third Bank

Servicer:	Wells Faro Bank, N.A.
Fifth Third Bank

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Group 1 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 1,223 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $910,881,797, subject to +/- 10% variance (the “Group 1 Mortgage Loans”). The mortgage rates on the Group 1 Mortgage Loans are determined based on a Twelve-Month LIBOR or a 1-Year CMT index and have initial payment adjustments occurring ten years after their respective first due dates.

Structure:
The trust contains two sets of certificates with two independent groups of collateral (the Group 1 and Group 2 Mortgage Loans) and two independent structures. The Group 1 Structure is classified as Senior/Subordinate, shifting interest.

Pass-Through Rate:
For the first [118] periods, the pass-through rate for the Class 1-A1A and Class 1-A1B Certificates will be the Net WAC Rate of the Group 1 Mortgage Loans, less the coupon rate of the Class 1-IO Certificates. Thereafter, the pass-through rate for the Class 1-A1A and Class 1-A1B Certificates will be the Net WAC Rate of the Group 1 Mortgage Loans.

The pass-through for the Class 1-B Certificates will be the weighted average of the Net WAC Rates of the Group 1 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Net WAC Rate:	The Net WAC Rate for the Mortgage Loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the Mortgage loans.

Credit Enhancement:
Credit enhancement for the Class 1-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 1-B Certificates will be subordinate to, and provide credit enhancement for, the Class 1-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (Moody’s/Fitch)	Initial Subordination Percentage*
Class 1-A Certificates	Aaa/AAA	[3.75]% (+/- 50 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 1 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:                              On each Distribution Date, the payment to the Certificates, to the extent of  available funds, will generally be made in the following order of priority:

1.
Distributions of interest, concurrently, to the holders of the Class 1-A Certificates and Class 1-IO Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.
Payment of principal to the holders of the Class 1-A Certificates, each class’s allocable payment of principal to the holders of the Class 1-A Certificates, each class’s allocable share of principal from;

3. From remaining available funds, as follows:

a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 1-B Certificates in order of their numerical class designations, beginning with the Class B-1, until each class of Class 1-B Certificates shall have received such interest; and

b.	to the Class 1-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 1-B Certificates.

Allocation of Losses:
Realized losses on the Group 1 Mortgage Loans will be allocated to the Class B Certificates in order of their reverse numerical class designations, until the certificate principal balance of each class of Class B Certificates has been reduced to zero. Thereafter, realized losses on the mortgage loans will be allocated to the Class 1-A1B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 1-A1A Certificates

Class	Loss Protection
Group 1 Super Senior Certificates	[7.50%] (+/- 25bps)
Group 1 Senior Support Certificates	[3.75%] (+/- 25bps)

Allocation of Scheduled
Principal:
On each Distribution Date, the Class 1-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class 1-B Certificates will be entitled to receive the Subordinate Percentage of such amounts. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 1-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 1-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the Group 1 Mortgage Loans through the Distribution Date in February 2014. After such time the senior prepayment percentages for the Class 1-A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 1-B Certificates will be as follows:

March 2014 - February 2015	30% of their pro rata share
March 2015 - February 2016	40% of their pro rata share
March 2016 - February 2017	60% of their pro rata share
March 2017 - February 2018	80% of their pro rata share
March 2018 - and after	100% of their pro rata share

Provided that:

(i)
the aggregate principal balance of the Group 1 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 1 Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the prepayment percentage with respect to the Class 1-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in February 2010, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in February 2010, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 1-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
March 2014 - February 2015	30%
March 2015 - February 2016	35%
March 2016 - February 2017	40%
March 2017 - February 2018	45%
March 2018 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Group 1 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 1 Mortgage Loans and such properties remaining in the trust have been reduced to less than 1% of the principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The Servicers will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicers fail to do so, the Master Servicer will be required to make such advances. The Servicers and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of a mortgage loan, the Servicers will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. However, the aggregate amount of Compensating Interest payable by the Servicers for any month is capped out by the aggregate Servicing Fees actually received by the Servicers for such month. To the extent the Servicers fail to pay any compensating interest that it is required to pay, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the Originators, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 1-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 1-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 1-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 1-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2007-AR4” from the list provided.

Group 1 Collateral Description

Product Type	Group 1 Aggregate
Aggregate Principal Balance	$910,881,797
Average Loan Balance	$744,793
Number of Loans	1,223
WA Months to Roll (months)	118
WA Remaining Term to Maturity (months)	358
Gross WAC (%)	6.367%
WA Expense Fee (%)	0.252%
Net WAC (%)	6.116%
WA Initial Cap (%)	5.000%
WA Periodic Cap (%)	2.000%
WA Lifetime Cap (%)	11.367%
Minimum Gross Coupon (%)	4.750%
Maximum Gross Coupon (%)	7.375%
Maximum Gross Interest Rate (%)	12.375%
WA Gross Margin (%)	2.667%
WA Net Margin (%)	2.415%
6-Month LIBOR Indexed (%)	0.00%
12-Month LIBOR Indexed (%)	16.61%
One Year CMT Indexed (%)	83.39%
Non- Zero WA FICO	746
Interest Only (%)	90.71%
Cash Out Refinance (%)	20.93%
California (%)	39.72%
Primary Residence (%)	85.80%
Single Family and PUD (%)	83.53%
Largest Loan Balance	$5,400,000.00
WA Original LTV (%)	70.30%
WA Current LTV (%)	70.15%
Top Originators:
Wells Fargo: 98.76%
Fifth Third: 1.24%

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Collateral Summary: Group 1
Collateral statistics for the Group 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	1,223
Aggregate Original Principal Balance:	$913,863,785	(+/-) 7%
Aggregate Current Principal Balance:	$910,881,797	(+/-) 7%
Average Original Loan Balance:	$747,231	Approx.
Average Current Loan Balance:	$744,793	Approx.
Percent of Interest Only Loans:	90.71%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	0.00%
Wtd. Avg. Net/Gross Coupon:	6.116%/6.367%	(+/-) 7 bps
GWAC Range:	4.750%-7.375%	Approx.
Index:
6-Month LIBOR	0.00%	Approx.
12-Month LIBOR	16.61%	Approx.
One Year CMT	83.39%
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	NA	(+/-) 7 bps
12-Month LIBOR	1.991%/2.250%	(+/-) 7 bps
One Year CMT	2.500%/2.750%
Reset Frequency:
Annually	100.00%	Approx.
Semi-Annually	0.00%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	118	(+/-) 1 month
Wtd. Avg. Next Change Date:	12/11/2016	Approx.
Initial Cap:	5.000%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.415%/2.667%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.116%/11.367% %	(+/-) 7 bps
Wtd. Avg. Original LTV:	70.30%	Approx.
Wtd. Avg. Combined LTV:	75.90%	Approx.
Percent with Simultaneous Second Lien:	42.69%	Approx
Percent Relocation Loans:	0.81%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	746	Approx.
Geographic Distribution: (>5%)
California	39.72%	Approx.
Florida	7.50%	Approx.
New York	6.63%
Originator:
Fifth Third	1.24%	Approx.
National City	98.76%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
179,900.00 - 200,000.00	1	179,900.00	0.02	6.000	816	47.35
200,000.01 - 225,000.00	1	212,000.00	0.02	6.625	737	80.00
250,000.01 - 275,000.00	1	269,114.67	0.03	6.375	798	80.00
275,000.01 - 300,000.00	2	578,268.20	0.06	6.565	760	39.69
300,000.01 - 333,700.00	2	652,000.00	0.07	6.564	731	80.00
333,700.01 - 350,000.00	5	1,703,053.00	0.19	6.800	723	77.63
350,000.01 - 400,000.00	9	3,385,407.16	0.37	6.587	731	70.79
400,000.01 - 500,000.00	276	128,790,666.29	14.14	6.383	741	73.96
500,000.01 - 600,000.00	278	153,233,720.47	16.82	6.404	741	74.16
600,000.01 - 700,000.00	185	120,253,213.47	13.20	6.352	747	73.21
700,000.01 - 800,000.00	114	86,002,348.47	9.44	6.323	754	72.36
800,000.01 - 900,000.00	79	68,255,330.19	7.49	6.342	743	70.89
900,000.01 - 1,000,000.00	137	134,209,381.95	14.73	6.344	745	67.06
1,000,000.01 - 1,500,000.00	87	109,913,999.65	12.07	6.320	752	67.02
1,500,000.01 - 2,000,000.00	32	59,498,734.03	6.53	6.363	739	61.38
2,000,000.01 - 2,500,000.00	4	9,330,500.00	1.02	6.369	746	71.03
2,500,000.01 - 3,000,000.00	6	16,704,912.50	1.83	6.496	757	58.83
3,000,000.01 - 3,500,000.00	2	6,909,246.88	0.76	6.998	732	62.25
5,000,000.01 - 5,400,000.00	2	10,800,000.00	1.19	6.375	784	64.62
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The average current balance, as of the cut-off date is approximately $744,793.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
179,900.00 - 200,000.00	1	179,900.00	0.02	6.000	816	47.35
200,000.01 - 225,000.00	1	212,000.00	0.02	6.625	737	80.00
275,000.01 - 300,000.00	1	299,700.00	0.03	6.625	744	33.33
300,000.01 - 333,700.00	2	652,000.00	0.07	6.564	731	80.00
333,700.01 - 350,000.00	5	1,703,053.00	0.19	6.800	723	77.63
350,000.01 - 400,000.00	8	2,989,950.00	0.33	6.615	725	69.57
400,000.01 - 500,000.00	276	128,790,666.29	14.14	6.383	741	73.96
500,000.01 - 600,000.00	278	152,956,835.14	16.79	6.405	741	74.15
600,000.01 - 700,000.00	184	119,328,670.63	13.10	6.353	747	73.17
700,000.01 - 800,000.00	117	87,346,916.67	9.59	6.321	754	72.40
800,000.01 - 900,000.00	79	68,175,330.19	7.48	6.342	744	70.89
900,000.01 - 1,000,000.00	138	135,089,381.95	14.83	6.343	745	67.11
1,000,000.01 - 1,500,000.00	85	107,364,626.90	11.79	6.322	751	67.01
1,500,000.01 - 2,000,000.00	34	62,048,106.78	6.81	6.359	741	61.64
2,000,000.01 - 2,500,000.00	4	9,330,500.00	1.02	6.369	746	71.03
2,500,000.01 - 3,000,000.00	6	16,704,912.50	1.83	6.496	757	58.83
3,000,000.01 - 3,500,000.00	2	6,909,246.88	0.76	6.998	732	62.25
5,000,000.01 - 5,400,000.00	2	10,800,000.00	1.19	6.375	784	64.62
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The average balance at origination is approximately $747,231.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Fifth Third	18	11,314,485.71	1.24	6.589	748	72.26
Wells Fargo	1,205	899,567,311.22	98.76	6.365	746	70.28
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Fifth Third	18	11,314,485.71	1.24	6.589	748	72.26
Wells Fargo	1,205	899,567,311.22	98.76	6.365	746	70.28
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.750 - 4.999	3	1,608,339.35	0.18	4.817	708	81.65
5.000 - 5.499	18	12,047,539.78	1.32	5.242	754	69.65
5.500 - 5.999	89	73,901,650.41	8.11	5.787	754	66.91
6.000 - 6.499	592	438,718,380.37	48.16	6.259	751	70.72
6.500 - 6.999	489	360,350,847.94	39.56	6.614	737	70.41
7.000 - 7.375	32	24,255,039.08	2.66	7.095	757	71.22
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average current rate, as of the cut-off date is approximately 6.367%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	1,223	910,881,796.93	100.00	6.367	746	70.30
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average original term is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
343 - 360	1,223	910,881,796.93	100.00	6.367	746	70.30
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	1,223	910,881,796.93	100.00	6.367	746	70.30
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	694	522,001,834.96	57.31	6.355	749	68.84
Has Simultaneous Seconds	529	388,879,961.97	42.69	6.384	741	72.28
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
7.73 - 10.00	1	586,500.00	0.06	6.750	693	7.73
20.01 - 25.00	3	2,235,000.00	0.25	6.532	776	23.41
25.01 - 30.00	4	5,296,000.00	0.58	6.413	766	26.65
30.01 - 35.00	7	5,269,700.00	0.58	6.317	748	32.48
35.01 - 40.00	17	16,575,857.52	1.82	6.270	739	38.52
40.01 - 45.00	17	14,214,397.89	1.56	6.318	745	42.67
45.01 - 50.00	44	37,212,043.35	4.09	6.288	742	47.98
50.01 - 55.00	44	37,516,988.10	4.12	6.398	752	53.10
55.01 - 60.00	53	50,980,695.62	5.60	6.364	753	58.05
60.01 - 65.00	93	87,353,907.10	9.59	6.370	742	62.88
65.01 - 70.00	127	112,277,140.08	12.33	6.361	745	68.56
70.01 - 75.00	163	130,791,850.58	14.36	6.404	752	73.87
75.01 - 80.00	627	396,020,572.47	43.48	6.357	744	79.56
80.01 - 85.00	2	1,406,250.00	0.15	6.887	718	83.72
85.01 - 90.00	13	7,302,749.03	0.80	6.657	721	89.58
90.01 - 95.00	7	4,177,145.19	0.46	6.389	744	93.92
95.01 - 100.00	1	1,665,000.00	0.18	6.625	785	100.00
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average original loan-to-value ratio is approximately 70.30%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.04 - 10.00	1	586,500.00	0.06	6.750	693	7.73
20.01 - 30.00	4	3,035,000.00	0.33	6.453	769	25.86
30.01 - 40.00	22	20,325,381.48	2.23	6.306	742	36.65
40.01 - 50.00	52	42,892,664.33	4.71	6.332	754	44.07
50.01 - 60.00	69	55,399,325.43	6.08	6.290	752	55.19
60.01 - 70.00	166	154,671,375.76	16.98	6.361	745	63.42
70.01 - 75.00	155	126,432,207.05	13.88	6.414	748	71.47
75.01 - 80.00	303	213,723,530.98	23.46	6.373	751	76.97
80.01 - 85.00	42	36,825,043.74	4.04	6.317	742	73.66
85.01 - 90.00	226	149,863,794.46	16.45	6.386	738	77.72
90.01 - 95.00	118	71,723,773.42	7.87	6.325	742	80.05
95.01 - 100.00	65	35,403,200.28	3.89	6.438	739	80.91
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average combined loan-to-value ratio is approximately 75.90%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	1	608,000.00	0.07	6.250	N/A	80.00
621 - 640	4	3,413,251.17	0.37	6.575	636	68.47
641 - 660	10	8,738,217.33	0.96	6.392	653	65.55
661 - 680	82	57,122,369.48	6.27	6.460	670	70.17
681 - 700	124	82,923,804.84	9.10	6.441	691	71.49
701 - 720	157	115,954,733.14	12.73	6.424	710	69.63
721 - 740	140	99,200,338.12	10.89	6.345	731	73.25
741 - 760	185	143,785,946.18	15.79	6.395	750	70.73
761 - 780	238	178,332,172.55	19.58	6.292	771	70.15
781 - 800	209	166,721,222.99	18.30	6.344	790	69.03
801 - 817	73	54,081,741.13	5.94	6.306	805	68.76
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The non-zero weighted average FICO, as of the cut-off date is approximately 746.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	511	361,796,280.31	39.72	6.427	743	70.65
Florida	89	68,283,723.34	7.50	6.364	745	69.47
New York	81	60,405,192.63	6.63	6.390	743	68.44
New Jersey	59	44,123,182.36	4.84	6.361	754	71.83
Colorado	43	40,942,554.24	4.49	6.234	756	66.54
Maryland	59	38,054,901.99	4.18	6.284	746	72.02
Virginia	50	35,283,393.28	3.87	6.278	755	72.96
Illinois	40	29,146,562.71	3.20	6.308	754	71.29
Arizona	29	23,867,147.31	2.62	6.454	739	68.27
Massachusetts	22	22,560,829.63	2.48	6.513	723	70.23
Washington	33	20,312,305.52	2.23	6.321	736	71.95
Pennsylvania	23	18,132,916.26	1.99	6.283	768	70.77
North Carolina	21	15,933,375.39	1.75	6.351	756	69.64
Minnesota	17	14,477,082.82	1.59	6.278	752	71.66
Connecticut	16	13,918,808.15	1.53	6.214	736	67.50
Ohio	15	12,923,300.74	1.42	6.345	749	73.99
Texas	14	10,977,981.69	1.21	6.158	768	67.98
District of Columbia	11	10,726,275.58	1.18	6.251	753	65.01
Georgia	14	8,657,735.88	0.95	6.236	749	75.27
Nevada	8	6,813,473.98	0.75	6.215	760	69.65
South Carolina	8	6,508,898.79	0.71	6.335	756	59.78
Michigan	5	4,768,600.00	0.52	6.326	728	72.19
Missouri	5	4,621,500.00	0.51	6.480	744	75.31
Oregon	6	4,288,354.52	0.47	6.093	758	64.38
Utah	3	4,191,784.50	0.46	6.287	730	71.63
Tennessee	7	3,899,687.16	0.43	6.416	740	76.82
Hawaii	3	2,575,448.80	0.28	6.465	682	79.40
Wisconsin	4	2,563,391.77	0.28	6.505	701	75.98
Montana	2	2,469,054.59	0.27	6.277	754	55.42
Kansas	3	2,190,242.38	0.24	6.315	775	72.77
Oklahoma	3	2,078,500.00	0.23	6.406	712	69.99
Vermont	2	2,066,631.86	0.23	6.565	746	78.65
Idaho	3	1,856,224.75	0.20	5.903	754	73.06
New Mexico	3	1,784,000.00	0.20	6.348	763	61.42
Delaware	3	1,730,000.00	0.19	6.233	763	58.04
Indiana	2	1,488,750.00	0.16	5.873	738	60.24
Alabama	1	1,060,000.00	0.12	6.250	747	57.30
South Dakota	1	880,000.00	0.10	6.375	797	80.00
Iowa	1	719,704.00	0.08	6.250	760	79.97
Maine	1	680,000.00	0.07	6.625	816	91.89
Kentucky	1	584,000.00	0.06	6.875	778	77.87
New Hampshire	1	540,000.00	0.06	6.250	698	90.00
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	223	151,306,763.28	16.61	6.457	741	72.62
12-Month Treasury	1,000	759,575,033.65	83.39	6.350	747	69.84
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Annually	1,223	910,881,796.93	100.00	6.367	746	70.30
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Gross Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	223	151,306,763.28	16.61	6.457	741	72.62
2.501 - 2.750	1,000	759,575,033.65	83.39	6.350	747	69.84
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average gross margin, as of the cut-off date is approximately 2.667%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	1,223	910,881,796.93	100.00	6.367	746	70.30
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	1,223	910,881,796.93	100.00	6.367	746	70.30
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.750 - 9.999	3	1,608,339.35	0.18	4.817	708	81.65
10.000 - 10.499	18	12,047,539.78	1.32	5.242	754	69.65
10.500 - 10.999	89	73,901,650.41	8.11	5.787	754	66.91
11.000 - 11.499	592	438,718,380.37	48.16	6.259	751	70.72
11.500 - 11.999	489	360,350,847.94	39.56	6.614	737	70.41
12.000 - 12.375	32	24,255,039.08	2.66	7.095	757	71.22
Total	1,223	910,881,796.93	100.00	6.367	746	70.30
The weighted average maximum gross rate, as of the cut-off date is approximately 11.367%.

Minimum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	223	151,306,763.28	16.61	6.457	741	72.62
2.501 - 2.750	1,000	759,575,033.65	83.39	6.350	747	69.84
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

The weighted average minimum gross rate, as of the cut-off date is approximately 2.667%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2015-09	1	428,000.00	0.05	5.875	719	80.00
2016-04	1	592,000.00	0.06	6.625	700	80.00
2016-05	2	1,877,000.00	0.21	6.476	752	70.25
2016-06	4	3,096,686.21	0.34	6.479	730	70.35
2016-07	9	5,898,922.48	0.65	6.424	766	77.18
2016-08	6	4,792,064.00	0.53	6.836	735	68.29
2016-09	8	6,682,477.36	0.73	6.591	744	59.34
2016-10	15	16,787,656.33	1.84	6.230	751	69.09
2016-11	73	54,186,322.42	5.95	6.410	741	67.87
2016-12	476	353,638,799.01	38.82	6.420	747	68.94
2017-01	604	444,345,904.12	48.78	6.319	746	71.64
2017-02	24	18,555,965.00	2.04	6.297	734	74.38
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	998	760,369,439.81	83.48	6.358	745	69.77
Condominium	184	122,061,227.21	13.40	6.380	750	74.11
Two to Four Family	28	19,581,871.12	2.15	6.633	754	71.64
Coop	12	8,338,082.79	0.92	6.365	762	59.32
PUD	1	531,176.00	0.06	6.875	743	80.00
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Investor	54	30,635,413.65	3.36	6.772	746	71.31
Primary	1,058	781,537,386.95	85.80	6.353	744	70.82
Second Home	111	98,708,996.33	10.84	6.354	757	65.94
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	668	492,470,655.05	54.07	6.335	751	74.18
Cash-Out Refinance	252	190,647,279.16	20.93	6.454	739	63.17
Rate/Term Refinance	303	227,763,862.72	25.00	6.365	740	67.89
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	10	6,523,428.34	0.72	6.547	739	69.27
No Income - Stated Assets	1	747,500.00	0.08	6.500	727	65.00
No Income - Verified Assets	1	479,200.00	0.05	6.375	689	80.00
Stated Income - Stated Assets	263	161,426,946.62	17.72	6.385	758	70.90
Stated Income - Verified Assets	576	417,627,597.75	45.85	6.370	743	70.00
Verified Income - Stated Assets	3	1,588,000.00	0.17	6.548	733	76.04
Verified Income - Verified Assets	369	322,489,124.22	35.40	6.350	744	70.39
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	112	84,657,550.60	9.29	6.195	748	69.69
120	1,111	826,224,246.33	90.71	6.385	746	70.37
Total	1,223	910,881,796.93	100.00	6.367	746	70.30

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

            Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

CMLTI 2007-AR4

PRELIMINARY TERM SHEET
$[276,048,000] (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-AR4
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor
Countrywide Home Loans, Inc. Fifth Third Bank National City Mortgage Originator
Countrywide Home Loans, Inc. Fifth Third Bank National City Mortgage Servicer

The following is a preliminary Term Sheet. All terms and statements are subject to change.

February 8, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com

Mortgage Finance
Peter Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Shameer Hussein	(212) 723-9552	shameer.hussein@citigroup.com
Kathryn Ebner	(212) 723-6879	Kathryn.ebner@citigroup.com

Analytics
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com
Michael Park	(212) 723-6402	michael.park@citigroup.com
Jerome Langella	(212) 723-6621	jerome.langella@citigroup.com

Term Sheet	Date Prepared: Feb. 8 2007

Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2007-AR4
Approximate Total Principal Amount Offered: $[276,048,000]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll/Mat)	Certificate Interest Rates	Delay Day	Tranche Type	Expected Ratings (S&P/Fitch)
2-A1A	22,972,000	[TBD]	[TBD]	WAC(2)	24	Super Senior (Group 2-1) 3/1 Hybrid	AAA/AAA
2-A1B	1,000,000	[TBD]	[TBD]	WAC(2)	24	Senior Support (Group 2-1) 3/1 Hybrid	AAA/AAA
2-A2A	156,226,000	[TBD]	[TBD]	WAC(3)	24	Super Senior (Group 2-2) 5/1 Hybrid	AAA/AAA
2-A2B	6,792,000	[TBD]	[TBD]	WAC(3)	24	Senior Support (Group 2-2) 5/1 Hybrid	AAA/AAA
2-A3A	85,348,000	[TBD]	[TBD]	WAC(4)	24	Super Senior (Group 2-3) 7/1 Hybrid	AAA/AAA
2-A3B	3,710,000	[TBD]	[TBD]	WAC(4)	24	Senior Support (Group 2-3) 7/1 Hybrid	AAA/AAA
2-AR	These classes will not be offered pursuant to this termsheet
2-B1
2-B2
2-B3
2-B4
2-B5
2-B6
(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has two independent groups of collateral: Group 1 and Group 2 Mortgage Loans. Only the Group 2 Certificates supported by the Group 2 Mortgage Loans are offered pursuant to this term sheet.

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-AR4.

Offered Certificates:
Approximately $[276,048,000] variable-rate Class 2-A1A, Class 2-A2A and Class 2-A3A and Certificates (the “Group 2 Super Senior Certificates”) and Class 2-A1B, Class 2-A2B and Class 2-A3B Certificates (the “Group 2 Senior Support Certificates” and together with the Super Senior Certificates referred to as the “Group 2 Senior Certificates” or the “Class 2-A Certificates”) will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (collectively referred to as the “Class 2-B Certificates” or the “Group 2 Subordinate Certificates”) and the Class 2-AR Certificates (the “Group 2 Residual Certificates”) will not be offered.

Cut-off Date:	February 1, 2007.

Settlement Date:	On or about February 28, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in March 2007.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-AR4. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originator:	Countrywide Home Loans, Inc.
Fifth Third Bank
National City Mortgage

Servicer:	Countrywide Home Loans, Inc.
Fifth Third Bank
National City Mortgage

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	US Bank National Association

The Group 2 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 452 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $287,549,935, subject to +/- 10% variance (the “Group 2 Mortgage Loans”). The mortgage rates on the Group 2 Mortgage Loans are determined based on a Six-Month LIBOR or Twelve-Month LIBOR index and have initial payment adjustments occurring three, five or seven years after their respective first due dates.

The Group 2-1 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 39 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $24,971,309 (the “Group 2-1 Mortgage Loans”). The mortgage rates on the Group 2-1 Mortgage Loans are determined based on a Twelve-Month LIBOR index and have initial payment adjustments occurring three years after their respective first due dates.

The Group 2-2 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 271 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $169,810,272 (the “Group 2-2 Mortgage Loans”). The mortgage rates on the Group 2-2 Mortgage Loans are determined based on a Six-Month LIBOR or Twelve-Month LIBOR index and have initial payment adjustments occurring five years after their respective first due dates.

The Group 2-3 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 142 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $92,768,354 (the “Group 2-3 Mortgage Loans”). The mortgage rates on the Group 2-3 Mortgage Loans are determined based on a Six-Month LIBOR or Twelve-Month LIBOR index and have initial payment adjustments occurring seven years after their respective first due dates.

Structure:
The trust contains two sets of certificates with two independent groups of collateral (the Group 1 and Group 2 Mortgage Loans) and two independent structures. The Group 2 Structure is classified as Senior/Subordinate, shifting interest.

Pass-Through Rate:
The pass-through rate for the Class 2-A1A and Class 2-A1B Certificates will be the Net WAC Rate of the Group 2-1 Mortgage Loans. The pass-through rate for the Class 2-A2A and Class 2-A2B Certificates will be the Net WAC Rate of the Group 2-2 Mortgage Loans. The pass-through rate for the Class 2-A3A and Class 2-A3B Certificates will be the Net WAC Rate of the Group 2-3 Mortgage Loans.

The pass-through for the Class 2-B Certificates will be the weighted average of the Net WAC Rates of the Group 2 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate.

Net WAC Rate:	The Net WAC Rate for the Mortgage Loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the Mortgage loans.

Credit Enhancement:
Credit enhancement for the Class 2-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 2-B Certificates will be subordinate to, and provide credit enhancement for, the Class 2-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (S&P/Fitch)	Initial Subordination Percentage*
Class 2-A Certificates	AAA/AAA	[4.00]% (+/- 50 bps)
*  Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 2 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Certificates, to the extent of available funds, will generally be made in the following order of priority:

1.	Distributions of interest, concurrently, to the holders of the Class 2-A Certificates in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.
Payment of principal to the holders of the Class 2-A Certificates, each class’s allocable payment of principal to the holders of the Class 2-A Certificates, each class’s allocable share of principal from;

3. From remaining available funds, as follows:

a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 2-B Certificates in order of their numerical class designations, beginning with the Class B-1, until each class of Class 2-B Certificates shall have received such interest; and

b.	to the Class 2-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 2-B Certificates.

Allocation of Losses:
Realized losses on the Group 2 Mortgage Loans will be allocated to the Class B Certificates in order of their reverse numerical class designations, until the certificate principal balance of each class of Class B Certificates has been reduced to zero. Thereafter, realized losses on the mortgage loans will be allocated as follow:

•	If the realized loss is on a Group 2-1 Mortgage loan, then to the Class 2-A1B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 2-A1A Certificates
•	If the realized loss is on a Group 2-2 Mortgage loan, then to the Class 2-A2B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 2-A2A Certificates
•	If the realized loss is on a Group 2-3 Mortgage loan, then to the Class 2-A3B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 2-A3A Certificates

Class	Loss Protection
Group 2 Super Senior Certificates	[8.00%] (+/- 25bps)
Group 2 Senior Support Certificates	[4.00%] (+/- 25bps)

Allocation of Scheduled
Principal:
On each Distribution Date, the Class 2-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class 2-B Certificates will be entitled to receive the Subordinate Percentage of such amounts. The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 2-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period. The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 2-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the Group 2 Mortgage Loans through the Distribution Date in February 2014. After such time the senior prepayment percentages for the Class 2-A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 2-B Certificates will be as follows:

March 2014 - February 2015	30% of their pro rata share
March 2015 - February 2016	40% of their pro rata share
March 2016 - February 2017	60% of their pro rata share
March 2017 - February 2018	80% of their pro rata share
March 2018 - and after	100% of their pro rata share

Provided that:

(i)
the aggregate principal balance of the Group 2 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class B Certificates as of that date; and

(ii)	the cumulative realized losses on the Group 2 Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the prepayment percentage with respect to the Class 2-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i) if on any Distribution Date before the Distribution Date in February 2010, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans; and

(ii) if on any Distribution Date on or after the Distribution Date in February 2010, the subordinate percentage is equal to or greater than twice the initial subordination percentage as of the Cut-Off Date, then the Class 2-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentage for the Class A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
March 2014 - February 2015	30%
March 2015 - February 2016	35%
March 2016 - February 2017	40%
March 2017 - February 2018	45%
March 2018 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Group 2 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 2 Mortgage Loans and such properties remaining in the trust have been reduced to less than 1% of the principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The Servicer will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicer fails to do so, the Master Servicer will be required to make such advances. The Servicer and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Compensating Interest:
With respect to each principal prepayment of a mortgage loan, the Servicer will be obligated to pay an amount which, when added to all amounts allocable to interest received in connection with the principal prepayment, equals one month's interest on the amount of principal so prepaid at the applicable mortgage loan remittance rate. However, the aggregate amount of Compensating Interest payable by the Servicer for any month is capped out by the aggregate Servicing Fees actually received by the Servicer for such month. To the extent the Servicer fails to pay any compensating interest that it is required to pay, the Master Servicer will be required to make such payment of compensating interest.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the Originator, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 2-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 2-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 2-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 2-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2007-AR4” from the list provided.

Group 2 Collateral Description

Product Type	3/1 Hybrids	5/1 Hybrids	7/1 hybrids	Group 2 Aggregate
Aggregate Principal Balance	$24,971,309	$169,810,272	$92,768,354	$287,549,935
Average Loan Balance	$640,290	626,606	$653,298	$636,172
Number of Loans	39	271	142	452
WA Months to Roll (months)	34	58	83	64
WA Remaining Term to Maturity (months)	358	359	360	359
Gross WAC (%)	5.728%	6.003%	5.951%	5.962%
WA Expense Fee (%)	0.201%	0.204%	0.218%	0.208%
Net WAC (%)	5.527%	5.800%	5.732%	5.754%
WA Initial Cap (%)	2.000%	5.013%	5.011%	4.751%
WA Periodic Cap (%)	2.000%	2.000%	2.000%	2.000%
WA Lifetime Cap (%)	11.728%	11.016%	10.962%	11.061%
Minimum Gross Coupon (%)	4.250%	4.750%	4.750%	4.250%
Maximum Gross Coupon (%)	7.000%	7.250%	7.750%	7.750%
Maximum Gross Interest Rate (%)	13.000%	13.250%	12.750%	13.250%
WA Gross Margin (%)	2.250%	2.251%	2.250%	2.251%
WA Net Margin (%)	2.049%	2.047%	2.032%	2.043%
6-Month LIBOR Indexed (%)	0.00%	1.33%	1.12%	1.15%
12-Month LIBOR Indexed (%)	100.00%	98.67%	98.88%	98.85%
Non- Zero WA FICO	741	745	742	744
Interest Only (%)	86.88%	90.04%	91.37%	90.20%
Cash Out Refinance (%)	34.80%	24.03%	21.15%	24.04%
California (%)	28.84%	51.44%	47.63%	48.25%
Primary Residence (%)	90.01%	91.01%	95.35%	92.32%
Single Family and PUD (%)	87.89%	87.60%	92.83%	89.31%
Largest Loan Balance	$1,495,498	$2,000,000	$2,400,000	$2,400,000
WA Original LTV (%)	71.10%	73.02%	71.06%	72.22%
WA Current LTV (%)	71.08%	73.00%	71.05%	72.20%
Top Originators:	Countrywide: 87.04%	Countrywide: 83.62%	Countrywide: 78.42%	Countrywide: 82.24%
	Fifth Third: 12.96%	Fifth Third: 12.64%	Fifth Third: 21.58%	Fifth Third: 15.55%
		National City: 3.75%		National City: 2.21%

This page must be accompanied by a disclaimer. If you did not receive such a disclaimer, please contact your Citigroup Global Markets Inc. Financial Advisor immediately.

Collateral Summary: Group 2
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	452
Aggregate Original Principal Balance:	$287,638,395	(+/-) 7%
Aggregate Current Principal Balance:	$287,549,935	(+/-) 7%
Average Original Loan Balance:	$636,368	Approx.
Average Current Loan Balance:	$636,172	Approx.
Percent of Interest Only Loans:	90.20%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	22.08%
Wtd. Avg. Net/Gross Coupon:	5.754% / 5.962%	(+/-) 7 bps
GWAC Range:	4.250% - 7.750%	Approx.
Index:
6-Month LIBOR	1.15%	Approx.
12-Month LIBOR	98.85%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.075% / 2.250%	(+/-) 7 bps
12-Month LIBOR	2.042% / 2.251%	(+/-) 7 bps
Reset Frequency:
Annually	98.85%	Approx.
Semi-Annually	1.15%	Approx.
Wtd. Avg. Original Term (months):	361	Approx.
Wtd. Avg. Remaining Term (months):	359	(+/-) 1 month
Wtd. Avg. Months to Roll:	64	(+/-) 1 month
Wtd. Avg. Next Change Date:	6/6/2012	Approx.
Initial Cap:	4.751%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.045% / 2.253%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.853% / 11.061%	(+/-) 7 bps
Wtd. Avg. Original LTV:	72.22%	Approx.
Wtd. Avg. Combined LTV:	76.40%	Approx.
Percent with Simultaneous Second Lien:	37.10%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	744	Approx.
Geographic Distribution: (>5%)
California	48.25%	Approx.
Florida	8.03%	Approx.
Originator:
Countrywide	82.24%	Approx.
Fifth Third	15.55%	Approx.
National City	2.21%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
261,000.00 - 275,000.00	2	531,000.00	0.18	6.447	775	77.15
400,000.01 - 500,000.00	120	55,475,938.49	19.29	5.972	744	75.96
500,000.01 - 600,000.00	141	78,076,055.59	27.15	5.923	743	73.93
600,000.01 - 700,000.00	83	53,659,740.44	18.66	5.942	747	72.35
700,000.01 - 800,000.00	41	30,739,806.78	10.69	5.908	742	73.09
800,000.01 - 900,000.00	25	21,341,905.56	7.42	6.036	741	68.66
900,000.01 - 1,000,000.00	24	23,304,446.91	8.10	6.147	731	68.11
1,000,000.01 - 1,500,000.00	11	14,669,508.39	5.10	5.835	754	67.39
1,500,000.01 - 2,000,000.00	4	7,351,532.51	2.56	6.121	752	58.31
2,000,000.01 - 2,400,000.00	1	2,400,000.00	0.83	5.875	730	58.97
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The average current balance, as of the cut-off date is approximately $636,172.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
261,000.00 - 275,000.00	2	531,000.00	0.18	6.447	775	77.15
400,000.01 - 500,000.00	119	54,976,938.49	19.12	5.969	744	75.96
500,000.01 - 600,000.00	142	78,575,055.59	27.33	5.926	743	73.94
600,000.01 - 700,000.00	83	53,659,740.44	18.66	5.942	747	72.35
700,000.01 - 800,000.00	41	30,739,806.78	10.69	5.908	742	73.09
800,000.01 - 900,000.00	25	21,341,905.56	7.42	6.036	741	68.66
900,000.01 - 1,000,000.00	24	23,304,446.91	8.10	6.147	731	68.11
1,000,000.01 - 1,500,000.00	11	14,669,508.39	5.10	5.835	754	67.39
1,500,000.01 - 2,000,000.00	4	7,351,532.51	2.56	6.121	752	58.31
2,000,000.01 - 2,400,000.00	1	2,400,000.00	0.83	5.875	730	58.97
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The average balance at origination is approximately $636,368.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	373	236,469,785.21	82.24	5.890	744	72.46
Fifth Third	70	44,719,118.53	15.55	6.314	740	71.15
National City	9	6,361,030.93	2.21	6.159	750	70.82
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	373	236,469,785.21	82.24	5.890	744	72.46
Fifth Third	70	44,719,118.53	15.55	6.314	740	71.15
National City	9	6,361,030.93	2.21	6.159	750	70.82
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.250 - 4.499	3	2,030,380.00	0.71	4.250	765	73.14
4.500 - 4.999	12	6,586,936.00	2.29	4.735	740	76.14
5.000 - 5.499	46	27,060,625.27	9.41	5.198	751	74.81
5.500 - 5.999	151	98,208,347.39	34.15	5.736	746	71.43
6.000 - 6.499	176	111,693,874.52	38.84	6.184	741	71.53
6.500 - 6.999	57	37,148,523.58	12.92	6.601	740	73.81
7.000 - 7.499	6	3,941,247.91	1.37	7.063	724	70.09
7.500 - 7.750	1	880,000.00	0.31	7.750	754	80.00
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average current rate, as of the cut-off date is approximately 5.962%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	449	285,848,901.31	99.41	5.960	744	72.21
361 - 480	3	1,701,033.36	0.59	6.300	737	74.53
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average original term is 361 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
351 - 360	449	285,848,901.31	99.41	5.960	744	72.21
361 - 479	3	1,701,033.36	0.59	6.300	737	74.53
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average remaining term, as of the cut-off date is approximately 359 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	452	287,549,934.67	100.00	5.962	744	72.22
Total:	452	287,549,934.67	100.00	5.962	744	72.22
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	279	180,858,830.61	62.90	5.981	747	69.25
Has Simultaneous Second	173	106,691,104.06	37.10	5.930	738	77.26
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
19.86 - 20.00	1	551,000.00	0.19	5.500	793	19.86
20.01 - 25.00	1	550,000.00	0.19	6.125	730	20.37
25.01 - 30.00	1	750,000.00	0.26	5.750	799	28.32
30.01 - 35.00	2	1,618,000.00	0.56	6.076	777	31.74
35.01 - 40.00	4	3,495,950.00	1.22	6.144	743	38.78
40.01 - 45.00	5	4,218,750.00	1.47	5.498	768	42.62
45.01 - 50.00	12	9,744,103.31	3.39	6.032	728	48.19
50.01 - 55.00	12	8,287,029.66	2.88	5.858	745	52.25
55.01 - 60.00	15	11,667,047.21	4.06	5.982	736	58.07
60.01 - 65.00	26	17,325,911.67	6.03	6.100	737	62.52
65.01 - 70.00	44	29,831,244.40	10.37	6.016	740	68.31
70.01 - 75.00	55	40,798,527.02	14.19	6.025	745	73.68
75.01 - 80.00	268	155,883,160.86	54.21	5.927	745	79.61
80.01 - 85.00	4	1,947,916.33	0.68	6.107	732	83.83
85.01 - 88.76	2	881,294.21	0.31	6.067	715	87.51
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average original loan-to-value ratio is approximately 72.22%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
19.86 - 20.00	1	551,000.00	0.19	5.500	793	19.86
20.01 - 30.00	2	1,300,000.00	0.45	5.909	770	24.96
30.01 - 40.00	6	5,113,950.00	1.78	6.123	754	36.55
40.01 - 50.00	15	12,563,853.31	4.37	5.925	738	46.64
50.01 - 60.00	25	17,888,833.36	6.22	5.946	740	55.39
60.01 - 70.00	64	43,367,576.76	15.08	5.993	742	65.54
70.01 - 75.00	46	32,680,844.92	11.37	5.963	746	72.02
75.01 - 80.00	130	78,425,959.06	27.27	6.017	750	78.74
80.01 - 85.00	20	11,910,346.12	4.14	5.960	722	78.29
85.01 - 90.00	110	65,398,403.62	22.74	5.932	744	79.50
90.01 - 95.00	11	6,449,554.34	2.24	5.859	728	78.84
95.01 - 100.00	22	11,899,613.18	4.14	5.726	732	79.76
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average combined loan-to-value ratio is approximately 76.40%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
648 - 660	3	2,500,569.28	0.87	6.295	651	71.91
661 - 680	21	12,485,108.71	4.34	6.150	671	72.91
681 - 700	31	19,952,945.02	6.94	6.059	690	69.19
701 - 720	70	44,180,235.09	15.36	5.976	711	74.67
721 - 740	76	49,075,025.90	17.07	5.955	730	71.23
741 - 760	82	52,445,931.78	18.24	5.953	751	71.52
761 - 780	88	58,046,002.20	20.19	5.881	771	73.85
781 - 800	70	42,408,623.30	14.75	5.945	790	70.57
801 - 813	11	6,455,493.39	2.24	6.049	805	73.17
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The non-zero weighted average FICO, as of the cut-off date is approximately 744.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	217	138,749,092.00	48.25	5.800	745	72.81
Florida	39	23,084,808.71	8.03	6.160	750	70.83
Illinois	17	11,992,888.43	4.17	6.267	727	71.21
Virginia	18	11,605,462.25	4.04	5.937	746	73.16
Michigan	15	8,856,271.02	3.08	6.327	730	72.53
Ohio	13	8,769,384.24	3.05	6.221	760	74.66
Texas	10	8,311,985.25	2.89	6.105	757	70.32
Washington	13	7,877,953.36	2.74	5.844	733	73.88
Colorado	11	7,570,378.00	2.63	6.076	746	68.29
Maryland	13	7,358,082.86	2.56	6.048	727	77.07
New Jersey	9	5,617,162.14	1.95	6.367	748	75.65
Nevada	9	5,594,170.44	1.95	5.594	725	67.81
Indiana	7	4,965,504.86	1.73	6.307	717	73.36
New York	6	4,646,891.05	1.62	6.149	748	62.30
Kentucky	7	4,576,360.00	1.59	6.413	760	75.26
Arizona	7	3,758,480.00	1.31	6.173	735	78.56
Massachusetts	5	3,128,000.00	1.09	5.964	732	63.99
North Carolina	5	3,000,291.46	1.04	6.034	759	65.92
Georgia	5	2,746,380.24	0.96	5.952	732	75.44
Minnesota	4	2,423,600.00	0.84	5.903	743	76.80
Utah	4	2,060,551.40	0.72	6.261	748	71.49
Connecticut	2	1,478,663.40	0.51	6.520	783	69.19
South Carolina	2	1,462,649.43	0.51	5.977	715	71.02
Hawaii	2	1,416,000.00	0.49	5.560	718	65.60
Montana	2	1,260,000.00	0.44	5.952	793	48.61
Idaho	2	991,400.00	0.34	6.329	743	66.41
Delaware	1	619,367.88	0.22	5.875	773	80.00
Tennessee	1	611,750.00	0.21	5.750	703	68.35
New Mexico	1	592,150.00	0.21	6.500	723	60.73
Oregon	1	539,756.25	0.19	6.125	779	80.00
Missouri	1	497,900.00	0.17	6.250	745	73.65
Pennsylvania	1	485,000.00	0.17	5.875	799	77.91
District of Columbia	1	452,000.00	0.16	5.875	709	80.00
Wyoming	1	449,600.00	0.16	6.250	765	80.00
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	447	284,255,286.76	98.85	5.958	744	72.21
6-Month LIBOR	5	3,294,647.91	1.15	6.321	718	73.74
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	5	3,294,647.91	1.15	6.321	718	73.74
Annually	447	284,255,286.76	98.85	5.958	744	72.21
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Gross Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	451	287,099,872.53	99.84	5.962	744	72.20
2.501 - 2.625	1	450,062.14	0.16	6.125	771	85.00
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average gross margin, as of the cut-off date is approximately 2.251%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	39	24,971,308.73	8.68	5.728	741	71.10
5.000	408	259,283,978.03	90.17	5.980	744	72.31
6.000	5	3,294,647.91	1.15	6.321	718	73.74
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average initial interest rate cap, as of the cut-off date is approximately 4.751%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	452	287,549,934.67	100.00	5.962	744	72.22
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.750- 9.999	8	4,251,536.00	1.48	4.750	751	75.30
10.000 - 10.499	44	26,090,655.27	9.07	5.125	750	75.45
10.500 - 10.999	142	92,825,516.53	32.28	5.713	747	71.41
11.000 - 11.499	171	107,936,526.65	37.54	6.162	742	71.52
11.500 - 11.999	63	39,941,504.44	13.89	6.426	736	74.35
12.000 - 12.499	14	9,200,297.87	3.20	6.341	740	70.74
12.500 - 12.999	8	5,805,250.00	2.02	6.794	747	70.77
13.000 - 13.250	2	1,498,647.91	0.52	7.166	700	67.07
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average maximum gross rate, as of the cut-off date is approximately 11.061%.

Minimum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	450	286,282,872.53	99.56	5.964	744	72.29
2.501 - 3.000	1	450,062.14	0.16	6.125	771	85.00
3.001 - 3.125	1	817,000.00	0.28	5.125	764	43.00
Total:	452	287,549,934.67	100.00	5.962	744	72.22
The weighted average minimum gross rate, as of the cut-off date is approximately 2.253%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2009-05	1	546,400.00	0.19	6.000	706	80.00
2009-07	1	990,000.00	0.34	6.750	725	75.00
2009-09	1	500,000.00	0.17	6.500	801	70.18
2009-11	5	3,630,497.78	1.26	5.840	740	68.70
2009-12	5	3,765,650.00	1.31	5.957	740	75.47
2010-01	25	14,982,860.95	5.21	5.539	745	69.54
2010-02	1	555,900.00	0.19	5.750	665	84.23
2011-06	2	2,048,832.51	0.71	6.214	778	72.37
2011-08	2	1,097,603.97	0.38	6.386	733	80.59
2011-09	1	425,000.00	0.15	6.750	756	78.70
2011-10	7	4,262,549.43	1.48	6.313	775	75.96
2011-11	26	15,947,957.18	5.55	6.424	738	68.45
2011-12	41	25,688,800.75	8.93	6.099	740	72.28
2012-01	190	119,110,527.87	41.42	5.903	745	73.59
2012-02	2	1,229,000.00	0.43	6.189	731	75.14
2013-06	1	576,862.28	0.20	6.375	796	75.00
2013-08	2	1,899,999.00	0.66	6.500	744	71.31
2013-10	3	1,516,468.00	0.53	6.231	760	80.00
2013-11	23	14,688,677.90	5.11	6.190	734	71.56
2013-12	7	5,606,049.59	1.95	6.038	734	68.38
2014-01	73	45,108,537.46	15.69	5.816	745	72.04
2014-02	33	23,371,760.00	8.13	5.966	742	68.79
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	264	168,085,462.71	58.45	6.016	743	71.18
PUD	139	88,725,392.42	30.86	5.850	740	73.65
Condominium	47	29,809,625.14	10.37	5.980	756	73.60
Coop	1	487,500.00	0.17	6.250	726	75.00
Two to Four Family	1	441,954.40	0.15	6.375	750	85.00
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	413	265,469,233.51	92.32	5.940	743	72.29
Second Home	39	22,080,701.16	7.68	6.224	754	71.43
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	209	130,854,641.41	45.51	5.910	749	76.28
Cash-Out Refinance	110	69,113,950.60	24.04	6.003	738	68.02
Rate/Term Refinance	133	87,581,342.66	30.46	6.008	741	69.48
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	178	121,464,754.59	42.24	5.974	733	71.19
Stated Income - Verified Assets	4	2,410,602.10	0.84	6.686	730	73.14
Stated Income - Stated Assets	268	162,484,577.98	56.51	5.945	752	73.01
No Income - No Assets	2	1,190,000.00	0.41	5.642	737	68.34
Total:	452	287,549,934.67	100.00	5.962	744	72.22

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	40	28,189,616.32	9.80	6.086	738	68.87
36	18	10,867,250.00	3.78	5.710	738	72.67
60	66	38,660,587.71	13.44	6.199	751	69.06
84	46	30,274,394.99	10.53	6.172	735	71.53
120	282	179,558,085.65	62.44	5.872	745	73.52
Total:	452	287,549,934.67	100.00	5.962	744	72.22

Collateral Summary: Group 2-1
Collateral statistics for the Group 2-1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	39
Aggregate Original Principal Balance:	$24,978,026	(+/-) 7%
Aggregate Current Principal Balance:	$24,971,309	(+/-) 7%
Average Original Loan Balance:	$640,462	Approx.
Average Current Loan Balance:	$640,290	Approx.
Percent of Interest Only Loans:	86.88%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	18.64%
Wtd. Avg. Net/Gross Coupon:	5.527% / 5.728%	(+/-) 7 bps
GWAC Range:	4.250% - 7.000%	Approx.
Index:
12-Month LIBOR	100.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
12-Month LIBOR	2.049% / 2.250%	(+/-) 7 bps
Reset Frequency:
Annually	100.00%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	358	(+/-) 1 month
Wtd. Avg. Months to Roll:	34	(+/-) 1 month
Wtd. Avg. Next Change Date:	12/4/2009	Approx.
Initial Cap:	2.000%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.078% / 2.279%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.527% / 11.728%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.10%	Approx.
Wtd. Avg. Combined LTV:	77.00%	Approx.
Percent with Simultaneous Second Lien:	46.46%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	741	Approx.
Geographic Distribution: (>5%)
California	28.84%
New Jersey	10.75%
Florida	10.54%
Michigan	6.79%
Illinois	5.99%
Massachusetts	5.87%
Nevada	5.36%
Minnesota	5.19%
Originator:
Countrywide	87.04%	Approx.
Fifth Third	12.96%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
441,496.00 - 500,000.00	9	4,177,296.00	16.73	5.699	766	75.33
500,000.01 - 600,000.00	16	8,843,617.56	35.42	5.698	737	71.75
600,000.01 - 700,000.00	5	3,215,297.39	12.88	5.924	753	71.74
700,000.01 - 800,000.00	2	1,445,000.00	5.79	5.744	727	68.74
800,000.01 - 900,000.00	2	1,699,600.00	6.81	4.800	721	62.21
900,000.01 - 1,000,000.00	3	2,873,500.00	11.51	5.658	718	76.59
1,000,000.01 - 1,495,497.78	2	2,716,997.78	10.88	6.281	748	62.71
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The average current balance, as of the cut-off date is approximately $640,290.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
441,496.00 - 500,000.00	9	4,177,296.00	16.73	5.699	766	75.33
500,000.01 - 600,000.00	16	8,843,617.56	35.42	5.698	737	71.75
600,000.01 - 700,000.00	5	3,215,297.39	12.88	5.924	753	71.74
700,000.01 - 800,000.00	2	1,445,000.00	5.79	5.744	727	68.74
800,000.01 - 900,000.00	2	1,699,600.00	6.81	4.800	721	62.21
900,000.01 - 1,000,000.00	3	2,873,500.00	11.51	5.658	718	76.59
1,000,000.01 - 1,500,000.00	2	2,716,997.78	10.88	6.281	748	62.71
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The average balance at origination is approximately $640,462.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	34	21,734,908.73	87.04	5.628	741	70.48
Fifth Third	5	3,236,400.00	12.96	6.399	742	75.21
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	34	21,734,908.73	87.04	5.628	741	70.48
Fifth Third	5	3,236,400.00	12.96	6.399	742	75.21
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.250 - 4.499	3	2,030,380.00	8.13	4.250	765	73.14
4.500 - 4.999	4	2,335,400.00	9.35	4.709	721	77.65
5.000 - 5.499	5	3,000,350.00	12.02	5.193	770	68.11
5.500 - 5.999	11	6,562,230.86	26.28	5.715	724	72.67
6.000 - 6.499	8	5,615,697.87	22.49	6.087	743	68.33
6.500 - 6.999	7	4,925,250.00	19.72	6.624	745	69.12
7.000 - 7.000	1	502,000.00	2.01	7.000	727	80.00
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average current rate, as of the cut-off date is approximately 5.728%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average original term is 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
351 - 360	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average remaining term, as of the cut-off date is approximately 358 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	23	13,368,830.95	53.54	5.873	748	70.42
Has Simultaneous Second	16	11,602,477.78	46.46	5.561	734	71.88
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
43.00 - 45.00	1	817,000.00	3.27	5.125	764	43.00
50.01 - 55.00	3	1,683,787.56	6.74	5.290	757	53.26
55.01 - 60.00	2	2,145,497.78	8.59	6.189	727	58.95
60.01 - 65.00	2	1,332,150.00	5.33	5.945	727	62.28
65.01 - 70.00	6	3,847,500.00	15.41	5.913	758	66.95
70.01 - 75.00	6	4,381,897.39	17.55	6.251	743	73.68
75.01 - 80.00	18	10,207,576.00	40.88	5.428	739	79.73
80.01 - 84.23	1	555,900.00	2.23	5.750	665	84.23
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average original loan-to-value ratio is approximately 71.10%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
53.07 - 60.00	4	2,333,787.56	9.35	5.662	755	54.16
60.01 - 70.00	8	6,102,147.78	24.44	5.890	751	61.36
70.01 - 75.00	4	2,459,397.39	9.85	6.044	779	69.41
75.01 - 80.00	9	4,970,096.00	19.90	5.740	725	79.45
80.01 - 85.00	3	2,173,400.00	8.70	5.843	681	75.18
85.01 - 90.00	8	5,026,680.00	20.13	5.277	749	79.19
90.01 - 95.00	2	1,445,000.00	5.79	6.278	743	76.57
95.01 - 100.00	1	460,800.00	1.85	4.750	708	80.00
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average combined loan-to-value ratio is approximately 77.00%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
665 - 680	3	2,035,000.00	8.15	6.061	672	78.78
681 - 700	3	2,042,600.00	8.18	5.391	692	79.88
701 - 720	5	3,800,647.78	15.22	5.784	711	70.03
721 - 740	8	5,092,934.86	20.40	6.113	727	70.62
741 - 760	6	3,527,000.00	14.12	5.208	752	66.14
761 - 780	3	1,774,000.00	7.10	5.147	770	62.14
781 - 800	8	5,138,232.70	20.58	5.738	789	71.21
801 - 806	3	1,560,893.39	6.25	6.139	803	74.75
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The non-zero weighted average FICO, as of the cut-off date is approximately 741.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	12	7,202,580.00	28.84	5.123	738	74.38
New Jersey	4	2,685,100.00	10.75	6.656	747	71.17
Florida	4	2,631,496.00	10.54	6.354	748	75.97
Michigan	3	1,696,400.00	6.79	6.099	734	72.40
Illinois	1	1,495,497.78	5.99	6.000	718	60.00
Massachusetts	2	1,467,000.00	5.87	5.790	757	48.99
Nevada	2	1,337,600.00	5.36	4.755	716	80.00
Minnesota	2	1,295,900.00	5.19	5.500	755	79.99
Hawaii	1	740,000.00	2.96	5.500	731	63.52
Washington	1	619,397.39	2.48	6.125	806	74.70
Connecticut	1	599,402.70	2.40	6.000	785	53.33
New Mexico	1	592,150.00	2.37	6.500	723	60.73
Maryland	1	561,384.86	2.25	5.500	735	53.07
Virginia	1	560,000.00	2.24	5.875	700	79.55
Arizona	1	542,400.00	2.17	5.000	724	80.00
Pennsylvania	1	485,000.00	1.94	5.875	799	77.91
Utah	1	460,000.00	1.84	6.500	727	80.00
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Annually	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Gross Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.250	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average gross margin, as of the cut-off date is approximately 2.250%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average initial interest rate cap, as of the cut-off date is approximately 2.000%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	39	24,971,308.73	100.00	5.728	741	71.10
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.250 - 10.499	3	2,030,380.00	8.13	4.250	765	73.14
10.500 - 10.999	4	2,335,400.00	9.35	4.709	721	77.65
11.000 - 11.499	5	3,000,350.00	12.02	5.193	770	68.11
11.500 - 11.999	11	6,562,230.86	26.28	5.715	724	72.67
12.000 - 12.499	8	5,615,697.87	22.49	6.087	743	68.33
12.500 - 12.999	7	4,925,250.00	19.72	6.624	745	69.12
13.000 - 13.000	1	502,000.00	2.01	7.000	727	80.00
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average maximum gross rate, as of the cut-off date is approximately 11.728%.

Minimum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	38	24,154,308.73	96.73	5.748	740	72.05
3.001 - 3.125	1	817,000.00	3.27	5.125	764	43.00
Total:	39	24,971,308.73	100.00	5.728	741	71.10
The weighted average minimum gross rate, as of the cut-off date is approximately 2.279%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2009-05	1	546,400.00	2.19	6.000	706	80.00
2009-07	1	990,000.00	3.96	6.750	725	75.00
2009-09	1	500,000.00	2.00	6.500	801	70.18
2009-11	5	3,630,497.78	14.54	5.840	740	68.70
2009-12	5	3,765,650.00	15.08	5.957	740	75.47
2010-01	25	14,982,860.95	60.00	5.539	745	69.54
2010-02	1	555,900.00	2.23	5.750	665	84.23
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	25	16,008,882.73	64.11	5.750	747	67.52
PUD	9	5,939,430.00	23.79	5.555	735	77.03
Condominium	5	3,022,996.00	12.11	5.949	724	78.40
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	35	22,477,312.73	90.01	5.704	743	70.37
Second Home	4	2,493,996.00	9.99	5.943	727	77.65
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	18	10,712,578.70	42.90	5.431	752	74.60
Cash-Out Refinance	13	8,689,580.03	34.80	5.938	732	67.96
Rate/Term Refinance	8	5,569,150.00	22.30	5.971	735	69.25
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	16	11,638,597.87	46.61	5.881	732	70.63
Stated Income - Stated Assets	22	12,592,710.86	50.43	5.599	751	71.97
No Income - No Assets	1	740,000.00	2.96	5.500	731	63.52
Total:	39	24,971,308.73	100.00	5.728	741	71.10

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	4	3,275,682.73	13.12	5.938	750	60.37
36	18	10,867,250.00	43.52	5.710	738	72.67
120	17	10,828,376.00	43.36	5.682	742	72.76
Total:	39	24,971,308.73	100.00	5.728	741	71.10

Collateral Summary: Group 2-2
Collateral statistics for the Group 2-2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	271
Aggregate Original Principal Balance:	$169,877,341	(+/-) 7%
Aggregate Current Principal Balance:	$169,810,272	(+/-) 7%
Average Original Loan Balance:	$626,854	Approx.
Average Current Loan Balance:	$626,606	Approx.
Percent of Interest Only Loans:	90.04%	Approx.
1st Lien:	100.00%
Percent with Prepayment Penalty:	25.06%
Wtd. Avg. Net/Gross Coupon:	5.800% / 6.003%	(+/-) 7 bps
GWAC Range:	4.750% - 7.250%	Approx.
Index:
6-Month LIBOR	1.33%	Approx.
12-Month LIBOR	98.67%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.075% / 2.250%	(+/-) 7 bps
12-Month LIBOR	2.047% / 2.251%	(+/-) 7 bps
Reset Frequency:
Annually	98.67%	Approx.
Semi-Annually	1.33%	Approx.
Wtd. Avg. Original Term (months):	361	Approx.
Wtd. Avg. Remaining Term (months):	359	(+/-) 1 month
Wtd. Avg. Months to Roll:	58	(+/-) 1 month
Wtd. Avg. Next Change Date:	12/16/2011	Approx.
Initial Cap:	5.013%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.047% / 2.251%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.813% / 11.016%	(+/-) 7 bps
Wtd. Avg. Original LTV:	73.02%	Approx.
Wtd. Avg. Combined LTV:	77.02%	Approx.
Percent with Simultaneous Second Lien:	38.56%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	745	Approx.
Geographic Distribution: (>5%)
California	51.44%	Approx.
Florida	8.20%	Approx.
Originator:
Countrywide	83.62%	Approx.
Fifth Third	12.64%	Approx.
National City	3.75%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
261,000.00 - 275,000.00	2	531,000.00	0.31	6.447	775	77.15
400,000.01 - 500,000.00	84	38,768,562.58	22.83	6.022	743	76.03
500,000.01 - 600,000.00	75	41,304,718.10	24.32	5.987	744	74.69
600,000.01 - 700,000.00	51	32,965,585.38	19.41	5.907	747	73.22
700,000.01 - 800,000.00	24	17,891,382.93	10.54	5.947	750	73.97
800,000.01 - 900,000.00	14	11,974,765.56	7.05	6.091	732	67.66
900,000.01 - 1,000,000.00	10	9,667,147.91	5.69	6.404	736	67.57
1,000,000.01 - 1,500,000.00	7	9,355,576.74	5.51	5.797	758	74.58
1,500,000.01 - 2,000,000.00	4	7,351,532.51	4.33	6.121	752	58.31
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The average current balance, as of the cut-off date is approximately $626,606.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
261,000.00 - 275,000.00	2	531,000.00	0.31	6.447	775	77.15
400,000.01 - 500,000.00	83	38,269,562.58	22.54	6.017	743	76.04
500,000.01 - 600,000.00	76	41,803,718.10	24.62	5.991	744	74.69
600,000.01 - 700,000.00	51	32,965,585.38	19.41	5.907	747	73.22
700,000.01 - 800,000.00	24	17,891,382.93	10.54	5.947	750	73.97
800,000.01 - 900,000.00	14	11,974,765.56	7.05	6.091	732	67.66
900,000.01 - 1,000,000.00	10	9,667,147.91	5.69	6.404	736	67.57
1,000,000.01 - 1,500,000.00	7	9,355,576.74	5.51	5.797	758	74.58
1,500,000.01 - 2,000,000.00	4	7,351,532.51	4.33	6.121	752	58.31
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The average balance at origination is approximately $626,854.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	227	141,990,529.43	83.62	5.942	745	73.65
Fifth Third	35	21,458,711.35	12.64	6.362	744	69.52
National City	9	6,361,030.93	3.75	6.159	750	70.82
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	227	141,990,529.43	83.62	5.942	745	73.65
Fifth Third	35	21,458,711.35	12.64	6.362	744	69.52
National City	9	6,361,030.93	3.75	6.159	750	70.82
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.750 - 4.999	7	3,704,044.00	2.18	4.750	757	75.35
5.000 - 5.499	20	11,453,846.00	6.75	5.233	751	76.15
5.500 - 5.999	96	61,230,159.84	36.06	5.740	749	73.73
6.000 - 6.499	112	70,294,960.41	41.40	6.197	742	71.18
6.500 - 6.999	31	19,688,013.55	11.59	6.627	739	75.92
7.000 - 7.250	5	3,439,247.91	2.03	7.072	724	68.64
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average current rate, as of the cut-off date is approximately 6.003%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	269	168,758,667.53	99.38	6.002	745	72.98
361 - 480	2	1,051,604.18	0.62	6.176	732	80.00
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average original term is 361 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
352 - 360	269	168,758,667.53	99.38	6.002	745	72.98
361 - 479	2	1,051,604.18	0.62	6.176	732	80.00
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average remaining term, as of the cut-off date is approximately 359 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	271	169,810,271.71	100.00	6.003	745	73.02
Total:	271	169,810,271.71	100.00	6.003	745	73.02
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	164	104,334,632.98	61.44	6.006	749	69.63
Has Simultaneous Second	107	65,475,638.73	38.56	5.998	738	78.43
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.37 - 25.00	1	550,000.00	0.32	6.125	730	20.37
25.01 - 30.00	1	750,000.00	0.44	5.750	799	28.32
30.01 - 35.00	2	1,618,000.00	0.95	6.076	777	31.74
35.01 - 40.00	3	2,926,250.00	1.72	6.172	739	39.42
40.01 - 45.00	2	1,456,000.00	0.86	5.864	780	43.06
45.01 - 50.00	7	6,543,603.31	3.85	6.041	725	48.59
50.01 - 55.00	3	1,611,362.50	0.95	6.143	707	52.02
55.01 - 60.00	9	5,326,549.43	3.14	5.996	734	57.49
60.01 - 65.00	15	9,618,422.57	5.66	6.192	746	62.64
65.01 - 70.00	20	12,692,144.78	7.47	6.120	747	68.79
70.01 - 75.00	32	25,403,976.35	14.96	5.969	749	74.03
75.01 - 80.00	171	99,040,652.23	58.32	5.967	745	79.57
80.01 - 85.00	3	1,392,016.33	0.82	6.249	759	83.67
85.01 - 88.76	2	881,294.21	0.52	6.067	715	87.51
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average original loan-to-value ratio is approximately 73.02%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
20.37 - 30.00	2	1,300,000.00	0.77	5.909	770	24.96
30.01 - 40.00	5	4,544,250.00	2.68	6.138	753	36.69
40.01 - 50.00	9	7,999,603.31	4.71	6.009	735	47.58
50.01 - 60.00	12	6,937,911.93	4.09	6.030	728	56.22
60.01 - 70.00	31	19,373,919.44	11.41	6.074	750	66.57
70.01 - 75.00	26	19,645,047.52	11.57	5.949	748	72.91
75.01 - 80.00	82	49,731,314.89	29.29	6.046	750	78.48
80.01 - 85.00	13	7,682,346.12	4.52	5.965	728	79.26
85.01 - 90.00	74	43,260,947.22	25.48	6.002	745	79.80
90.01 - 95.00	5	2,730,973.10	1.61	5.669	722	79.07
95.01 - 100.00	12	6,603,958.18	3.89	5.719	729	80.00
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average combined loan-to-value ratio is approximately 77.02%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
650 - 660	2	1,500,569.28	0.88	6.491	652	74.64
661 - 680	12	6,671,808.71	3.93	6.100	671	69.98
681 - 700	17	10,760,471.11	6.34	6.194	689	69.30
701 - 720	41	25,820,058.77	15.21	6.018	710	75.91
721 - 740	46	28,601,626.19	16.84	6.000	730	71.01
741 - 760	51	30,562,138.29	18.00	6.023	751	74.31
761 - 780	57	39,197,246.91	23.08	5.879	771	74.46
781 - 800	39	22,820,952.45	13.44	5.997	791	71.02
801 - 813	6	3,875,400.00	2.28	6.175	806	70.74
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The non-zero weighted average FICO, as of the cut-off date is approximately 745.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	138	87,358,822.73	51.44	5.870	742	73.87
Florida	25	13,927,604.71	8.20	6.201	753	72.57
Colorado	10	7,014,378.00	4.13	6.052	744	67.37
Texas	8	6,800,685.25	4.00	6.050	762	69.56
Virginia	11	6,669,928.38	3.93	5.966	751	76.67
Illinois	9	5,294,792.60	3.12	6.196	743	75.20
Ohio	8	5,100,973.10	3.00	6.292	756	72.39
New York	5	4,216,300.00	2.48	6.138	746	62.38
Washington	6	3,720,603.97	2.19	5.910	731	78.71
Michigan	6	3,483,203.31	2.05	6.398	734	70.02
Maryland	6	3,473,097.00	2.05	6.170	730	80.00
Arizona	5	2,728,080.00	1.61	6.370	741	78.90
Nevada	4	2,360,000.00	1.39	5.939	726	60.22
New Jersey	3	1,904,062.14	1.12	6.024	739	79.63
Indiana	3	1,891,504.86	1.11	6.303	720	75.58
Kentucky	3	1,761,000.00	1.04	6.454	791	76.39
Utah	3	1,600,551.40	0.94	6.192	754	69.04
South Carolina	2	1,462,649.43	0.86	5.977	715	71.02
Montana	2	1,260,000.00	0.74	5.952	793	48.61
Massachusetts	2	1,192,000.00	0.70	6.213	702	79.68
Idaho	2	991,400.00	0.58	6.329	743	66.41
North Carolina	2	944,000.00	0.56	5.864	759	60.11
Connecticut	1	879,260.70	0.52	6.875	782	80.00
Delaware	1	619,367.88	0.36	5.875	773	80.00
Tennessee	1	611,750.00	0.36	5.750	703	68.35
Minnesota	1	605,000.00	0.36	6.250	776	67.22
Oregon	1	539,756.25	0.32	6.125	779	80.00
Missouri	1	497,900.00	0.29	6.250	745	73.65
District of Columbia	1	452,000.00	0.27	5.875	709	80.00
Wyoming	1	449,600.00	0.26	6.250	765	80.00
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	268	167,553,623.80	98.67	5.998	745	73.05
6-Month LIBOR	3	2,256,647.91	1.33	6.406	710	70.86
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	3	2,256,647.91	1.33	6.406	710	70.86
Annually	268	167,553,623.80	98.67	5.998	745	73.05
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Gross Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	270	169,360,209.57	99.73	6.003	745	72.99
2.501 - 2.625	1	450,062.14	0.27	6.125	771	85.00
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average gross margin, as of the cut-off date is approximately 2.251%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	268	167,553,623.80	98.67	5.998	745	73.05
6.000	3	2,256,647.91	1.33	6.406	710	70.86
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.013%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	271	169,810,271.71	100.00	6.003	745	73.02
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.750 - 9.999	7	3,704,044.00	2.18	4.750	757	75.35
10.000 - 10.499	20	11,453,846.00	6.75	5.233	751	76.15
10.500 - 10.999	95	60,570,159.84	35.67	5.743	749	73.68
11.000 - 11.499	111	69,694,960.41	41.04	6.198	742	71.11
11.500 - 11.999	32	20,348,013.55	11.98	6.591	737	75.99
12.000 - 12.499	5	3,042,600.00	1.79	6.803	744	73.54
13.000 - 13.250	1	996,647.91	0.59	7.250	686	60.55
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average maximum gross rate, as of the cut-off date is approximately 11.016%.

Minimum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	270	169,360,209.57	99.73	6.003	745	72.99
2.501 - 2.625	1	450,062.14	0.27	6.125	771	85.00
Total:	271	169,810,271.71	100.00	6.003	745	73.02
The weighted average minimum gross rate, as of the cut-off date is approximately 2.251%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2011-06	2	2,048,832.51	1.21	6.214	778	72.37
2011-08	2	1,097,603.97	0.65	6.386	733	80.59
2011-09	1	425,000.00	0.25	6.750	756	78.70
2011-10	7	4,262,549.43	2.51	6.313	775	75.96
2011-11	26	15,947,957.18	9.39	6.424	738	68.45
2011-12	41	25,688,800.75	15.13	6.099	740	72.28
2012-01	190	119,110,527.87	70.14	5.903	745	73.59
2012-02	2	1,229,000.00	0.72	6.189	731	75.14
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	156	95,593,910.25	56.29	6.042	742	72.80
PUD	82	53,152,030.20	31.30	5.930	743	74.08
Condominium	31	20,134,876.86	11.86	5.998	760	71.03
Coop	1	487,500.00	0.29	6.250	726	75.00
Two to Four Family	1	441,954.40	0.26	6.375	750	85.00
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	244	154,537,239.83	91.01	5.977	744	73.47
Second Home	27	15,273,031.88	8.99	6.269	757	68.57
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	119	73,957,437.05	43.55	5.998	750	77.18
Cash-Out Refinance	67	40,801,205.22	24.03	6.017	741	69.51
Rate/Term Refinance	85	55,051,629.44	32.42	6.000	741	70.04
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Verified Income - Verified Assets	108	73,743,825.67	43.43	5.988	736	71.91
Stated Income - Verified Assets	4	2,410,602.10	1.42	6.686	730	73.14
Stated Income - Stated Assets	158	93,205,843.94	54.89	5.998	752	73.89
No Income - No Assets	1	450,000.00	0.27	5.875	747	76.27
Total:	271	169,810,271.71	100.00	6.003	745	73.02

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	24	16,906,218.89	9.96	6.176	733	72.80
60	66	38,660,587.71	22.77	6.199	751	69.06
120	181	114,243,465.11	67.28	5.911	745	74.40
Total:	271	169,810,271.71	100.00	6.003	745	73.02

Collateral Summary: Group 2-3
Collateral statistics for the Group 2-3 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	142
Aggregate Original Principal Balance:	$92,783,028	(+/-) 7%
Aggregate Current Principal Balance:	$92,768,354	(+/-) 7%
Average Original Loan Balance:	$653,402	Approx.
Average Current Loan Balance:	$653,298	Approx.
Percent of Interest Only Loans:	91.37%	Approx.
1st Lien:	100%
Percent with Prepayment Penalty:	17.54%
Wtd. Avg. Net/Gross Coupon:	5.732%/5.951%	(+/-) 7 bps
GWAC Range:	4.750%-7.750%	Approx.
Index:
6-Month LIBOR	1.12%	Approx.
12-Month LIBOR	98.88%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.075%/2.250%	(+/-) 7 bps
12-Month LIBOR	2.031%/2.250%	(+/-) 7 bps
Reset Frequency:
Annually	98.88%	Approx.
Semi-Annually	1.12%	Approx.
Wtd. Avg. Original Term (months):	361	Approx.
Wtd. Avg. Remaining Term (months):	360	(+/-) 1 month
Wtd. Avg. Months to Roll:	83	(+/-) 1 month
Wtd. Avg. Next Change Date:	12/22/2013	Approx.
Initial Cap:	5.011%	Approx.
Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.032%/2.250%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.744%/10.962%	(+/-) 7 bps
Wtd. Avg. Original LTV:	71.06%	Approx.
Wtd. Avg. Combined LTV:	75.08%	Approx.
Percent with Simultaneous Second Lien:	31.92%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	742	Approx.
Geographic Distribution: (>5%)
California	47.63%	Approx.
Florida	7.03%	Approx.
Illinois	5.61%	Approx.
Originator:
Countrywide	78.42%	Approx.
Fifth Third	21.58%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
423,900.00 - 500,000.00	27	12,530,079.91	13.51	5.911	742	75.94
500,000.01 - 600,000.00	50	27,927,719.93	30.10	5.901	745	73.51
600,000.01 - 700,000.00	27	17,478,857.67	18.84	6.010	745	70.82
700,000.01 - 800,000.00	15	11,403,423.85	12.29	5.869	732	72.28
800,000.01 - 900,000.00	9	7,667,540.00	8.27	6.225	761	71.67
900,000.01 - 1,000,000.00	11	10,763,799.00	11.60	6.046	730	66.34
1,000,000.01 - 1,500,000.00	2	2,596,933.87	2.80	5.504	749	46.39
2,000,000.01 - 2,400,000.00	1	2,400,000.00	2.59	5.875	730	58.97
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The average current balance, as of the cut-off date is approximately $653,298.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
423,900.00 - 500,000.00	27	12,530,079.91	13.51	5.911	742	75.94
500,000.01 - 600,000.00	50	27,927,719.93	30.10	5.901	745	73.51
600,000.01 - 700,000.00	27	17,478,857.67	18.84	6.010	745	70.82
700,000.01 - 800,000.00	15	11,403,423.85	12.29	5.869	732	72.28
800,000.01 - 900,000.00	9	7,667,540.00	8.27	6.225	761	71.67
900,000.01 - 1,000,000.00	11	10,763,799.00	11.60	6.046	730	66.34
1,000,000.01 - 1,500,000.00	2	2,596,933.87	2.80	5.504	749	46.39
2,000,000.01 - 2,400,000.00	1	2,400,000.00	2.59	5.875	730	58.97
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The average balance at origination is approximately $653,402.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	112	72,744,347.05	78.42	5.869	744	70.73
Fifth Third	30	20,024,007.18	21.58	6.249	736	72.23
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	112	72,744,347.05	78.42	5.869	744	70.73
Fifth Third	30	20,024,007.18	21.58	6.249	736	72.23
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.750 - 4.900	1	547,492.00	0.59	4.750	708	75.00
5.000 - 5.499	21	12,606,429.27	13.59	5.168	747	75.18
5.500 - 5.999	44	30,415,956.69	32.79	5.733	746	66.54
6.000 - 6.499	56	35,783,216.24	38.57	6.175	739	72.72
6.500 - 6.999	19	12,535,260.03	13.51	6.552	739	72.33
7.500 - 7.750	1	880,000.00	0.95	7.750	754	80.00
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average current rate, as of the cut-off date is approximately 5.951%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	141	92,118,925.05	99.30	5.947	742	71.10
361 - 480	1	649,429.18	0.70	6.500	746	65.66
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average original term date is 361 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
352 - 360	141	92,118,925.05	99.30	5.947	742	71.10
361 - 478	1	649,429.18	0.70	6.500	746	65.66
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average remaining term, as of the cut-off date is approximately 360 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	142	92,768,354.23	100.00	5.951	742	71.06
Total:	142	92,768,354.23	100.00	5.951	742	71.06
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Second	92	63,155,366.68	68.08	5.964	744	68.38
Has Simultaneous Second	50	29,612,987.55	31.92	5.923	739	76.78
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
19.86 - 20.00	1	551,000.00	0.59	5.500	793	19.86
35.01 - 40.00	1	569,700.00	0.61	6.000	761	35.50
40.01 - 45.00	2	1,945,750.00	2.10	5.380	762	42.14
45.01 - 50.00	5	3,200,500.00	3.45	6.015	733	47.37
50.01 - 55.00	6	4,991,879.60	5.38	5.958	754	51.99
55.01 - 60.00	4	4,195,000.00	4.52	5.857	742	58.37
60.01 - 65.00	9	6,375,339.10	6.87	5.994	727	62.38
65.01 - 70.00	18	13,291,599.62	14.33	5.946	729	68.24
70.01 - 75.00	17	11,012,653.28	11.87	6.064	737	72.87
75.01 - 80.00	79	46,634,932.63	50.27	5.951	747	79.67
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average original loan-to-value ratio date is approximately 71.06%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
19.86 - 20.00	1	551,000.00	0.59	5.500	793	19.86
30.01 - 40.00	1	569,700.00	0.61	6.000	761	35.50
40.01 - 50.00	6	4,564,250.00	4.92	5.778	742	44.99
50.01 - 60.00	9	8,617,133.87	9.29	5.956	746	55.07
60.01 - 70.00	25	17,891,509.54	19.29	5.942	730	65.84
70.01 - 75.00	16	10,576,400.01	11.40	5.972	736	70.97
75.01 - 80.00	39	23,724,548.17	25.57	6.017	756	79.14
80.01 - 85.00	4	2,054,600.00	2.21	6.068	743	77.96
85.01 - 90.00	28	17,110,776.40	18.44	5.950	740	78.82
90.01 - 95.00	4	2,273,581.24	2.45	5.823	726	80.00
95.01 - 100.00	9	4,834,855.00	5.21	5.828	738	79.41
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average combined loan-to-value ratio date is approximately 75.08%

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
648 - 660	1	1,000,000.00	1.08	6.000	648	67.80
661 - 680	6	3,778,300.00	4.07	6.286	669	74.93
681 - 700	11	7,149,873.91	7.71	6.047	691	65.97
701 - 720	24	14,559,528.54	15.69	5.952	712	73.69
721 - 740	22	15,380,464.85	16.58	5.819	729	71.85
741 - 760	25	18,356,793.49	19.79	5.981	750	67.89
761 - 780	28	17,074,755.29	18.41	5.961	771	73.67
781 - 800	23	14,449,438.15	15.58	5.937	789	69.61
801 - 802	2	1,019,200.00	1.10	5.428	802	80.00
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The non-zero weighted average FICO, as of the cut-off date is approximately 742.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	67	44,187,689.27	47.63	5.772	751	70.45
Florida	10	6,525,708.00	7.03	5.995	745	65.04
Illinois	7	5,202,598.05	5.61	6.416	713	70.38
Virginia	6	4,375,533.87	4.72	5.900	743	67.01
Michigan	6	3,676,667.71	3.96	6.364	725	74.97
Ohio	5	3,668,411.14	3.95	6.124	766	77.82
Washington	6	3,537,952.00	3.81	5.726	724	68.65
Maryland	6	3,323,601.00	3.58	6.013	723	78.06
Indiana	4	3,074,000.00	3.31	6.310	716	71.99
Kentucky	4	2,815,360.00	3.03	6.387	741	74.55
Georgia	5	2,746,380.24	2.96	5.952	732	75.44
North Carolina	3	2,056,291.46	2.22	6.112	759	68.58
Nevada	3	1,896,570.44	2.04	5.755	731	68.64
Texas	2	1,511,300.00	1.63	6.352	734	73.71
New Jersey	2	1,028,000.00	1.11	6.250	768	80.00
Hawaii	1	676,000.00	0.73	5.625	704	67.87
Colorado	1	556,000.00	0.60	6.375	766	80.00
Minnesota	1	522,700.00	0.56	6.500	675	80.00
Arizona	1	488,000.00	0.53	6.375	714	75.08
Massachusetts	1	469,000.00	0.51	5.875	726	71.06
New York	1	430,591.05	0.46	6.250	774	61.57
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Index	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	140	91,730,354.23	98.88	5.949	742	70.96
6-Month LIBOR	2	1,038,000.00	1.12	6.136	734	80.00
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Rate Adjustment Frequency	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	2	1,038,000.00	1.12	6.136	734	80.00
Annually	140	91,730,354.23	98.88	5.949	742	70.96
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Gross Margin (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.250	142	92,768,354.23	100.00	5.951	742	71.06
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average gross margin, as of the cut-off date is approximately 2.250%.

Initial Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	140	91,730,354.23	98.88	5.949	742	70.96
6.000	2	1,038,000.00	1.12	6.136	734	80.00
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.011%.

Periodic Rate Cap (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	142	92,768,354.23	100.00	5.951	742	71.06
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.750 - 9.999	1	547,492.00	0.59	4.750	708	75.00
10.000 - 10.499	21	12,606,429.27	13.59	5.168	747	75.18
10.500 - 10.999	43	29,919,956.69	32.25	5.730	745	66.31
11.000 - 11.499	55	35,241,216.24	37.99	6.172	740	72.61
11.500 - 11.999	20	13,031,260.03	14.05	6.526	741	72.62
12.000 - 12.499	1	542,000.00	0.58	6.375	684	80.00
12.500 - 12.750	1	880,000.00	0.95	7.750	754	80.00
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average maximum gross rate, as of the cut-off date is approximately 10.962%.

Minimum Gross Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.250	142	92,768,354.23	100.00	5.951	742	71.06
Total:	142	92,768,354.23	100.00	5.951	742	71.06
The weighted average minimum gross rate, as of the cut-off date is approximately 2.250%.

Next Rate Change Date	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2013-06	1	576,862.28	0.62	6.375	796	75.00
2013-08	2	1,899,999.00	2.05	6.500	744	71.31
2013-10	3	1,516,468.00	1.63	6.231	760	80.00
2013-11	23	14,688,677.90	15.83	6.190	734	71.56
2013-12	7	5,606,049.59	6.04	6.038	734	68.38
2014-01	73	45,108,537.46	48.62	5.816	745	72.04
2014-02	33	23,371,760.00	25.19	5.966	742	68.79
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	83	56,482,669.73	60.89	6.050	744	69.49
PUD	48	29,633,932.22	31.94	5.765	736	72.21
Condominium	11	6,651,752.28	7.17	5.940	757	79.21
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	134	88,454,680.95	95.35	5.937	741	70.72
Second Home	8	4,313,673.28	4.65	6.228	763	77.97
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	72	46,184,625.66	49.78	5.880	746	75.22
Cash-Out Refinance	30	19,623,165.35	21.15	6.004	735	64.95
Rate/Term Refinance	40	26,960,563.22	29.06	6.033	741	68.36
Total:	142	92,768,354.23	100.00	5.951	742	71.06

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Stated Assets	88	56,686,023.18	61.10	5.935	752	71.78
Verified Income - Verified Assets	54	36,082,331.05	38.90	5.975	726	69.92
Total:	142	92,768,354.23	100.00	5.951	742	71.06

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	12	8,007,714.70	8.63	5.957	744	64.03
84	46	30,274,394.99	32.63	6.172	735	71.53
120	84	54,486,244.54	58.73	5.827	746	71.83
Total:	142	92,768,354.23	100.00	5.951	742	71.06

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